UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2013

Knight Capital Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14223	22-3689303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 222-9400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Knight Capital Group, Inc. (“Knight,” “we,” “us,” or “our”), GETCO Holding Company LLC, a Delaware limited liability company (“GETCO”), General Atlantic, LLC, a Delaware limited liability company (“General Atlantic”), and GA-GTCO, LLC, a Delaware limited liability company (“GA-GTCO”) (together, the “Defendants”), have reached an agreement in principle to settle the following putative class action lawsuits filed on behalf of Knight stockholders: (1) Dominique v. Thomas M. Joyce et al., C.A. No. 8159-VCP, filed on December 28, 2012 in the Delaware Court of Chancery, challenging the proposed merger between Knight and GETCO; (2) McMillan v. Thomas M. Joyce et al., C.A. No. 8163-VCP, filed on December 28, 2012 in the Delaware Court of Chancery, challenging the proposed merger between Knight and GETCO (together with Dominique v. Thomas M. Joyce et al., “the Delaware Actions”); (3) Rosenfeld v. Thomas M. Joyce et al., Index No. 650147/2013, filed on January 15, 2013 in New York Supreme Court (New York County), challenging the proposed merger between Knight and GETCO, and also asserting derivative claims against Knight and certain of its directors concerning losses associated with an August 1, 2012 technology issue at Knight (the “New York Action”) (together with the Delaware Actions, the “Shareholder Actions”). The Shareholder Actions name as defendants Knight, Knight’s board of directors, GETCO, GA-GTCO, and General Atlantic, LLC. The Shareholder Actions allege, among other things, that the Knight board of directors breached certain alleged fiduciary duties to Knight stockholders by approving the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013, by and among Knight, GETCO, GA-GTCO and certain other parties (the “Merger Agreement”) pursuant to an allegedly unfair sales process and at an allegedly unfair price and that Knight failed to disclose certain information about the proposed merger with GETCO in the joint proxy statement/prospectus filed with the SEC by Knight and KCG Holdings, Inc. on May 28, 2013 (the “Proxy Statement”). The Shareholder Actions also allege that Knight, GETCO, GA-GTCO, and General Atlantic aided and abetted those breaches.

On June 10, 2013, the Defendants entered into a memorandum of understanding with the plaintiffs in the Shareholder Actions regarding the settlement of the Shareholder Actions. In connection with the settlement of the Shareholder Actions, Knight and GETCO have agreed to make the following supplemental disclosures (the “Supplemental Disclosures”) to the Proxy Statement. In addition, Knight and GETCO have agreed to make certain revisions to Knight’s risk committee charter, as well as to the combined company’s risk committee charter. The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined in the Supplemental Disclosures have the meanings set forth in the Proxy Statement.

The memorandum of understanding also contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Knight’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Delaware Court of Chancery will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims that were brought or could have been brought in all of the Shareholder Actions, including claims challenging any aspect of the proposed merger, the Merger Agreement and any disclosure made in connection therewith, pursuant to terms that will be disclosed to Knight’s stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will file a petition in the Delaware Court of Chancery for an award of attorneys’ fees and expenses to be paid by Knight or its successor. The settlement will not affect the consideration that Knight’s stockholders are entitled to receive in the merger. There can be no assurance that the parties will enter into a stipulation of settlement, or that the court will approve any proposed settlement. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

The settlement will not affect the timing of the special meeting of Knight stockholders, which is scheduled to be held on June 25, 2013. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any of the Defendants. The Defendants continue to believe that the Shareholder Actions are without merit and vigorously deny the allegations that Knight’s directors breached their fiduciary duties. Likewise, the Defendants do not believe that any disclosures regarding the Merger are required under applicable laws other than that which has already been provided in the Proxy Statement. Furthermore, nothing in this Current Report on Form 8-K (this “Report”) or any settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth in this Report. However, to avoid the risk of the putative stockholder class action delaying or adversely affecting the Merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to fully and finally resolve the claims in the Shareholder Actions, the Defendants have agreed to make these supplemental disclosures to the Proxy Statement.

SUPPLEMENTAL DISCLOSURES

The Mergers — Background of the Mergers

1.	The following is added to the first paragraph of the Background of the Mergers section on page 94 of the Proxy Statement, after the second sentence thereof:

In the period prior to the August 1, 2012 trading loss, Knight and its financial advisors were involved in preliminary discussions with one of the eventual investors in the $400 million sale of convertible preferred stock (other than GETCO) for a potential acquisition of Knight at a price with a premium to its then-current stock price. These preliminary discussions contemplated a potential all-cash acquisition of Knight for a premium to the then-market price, which, at that time, exceeded $10 per share. Following the trading loss, however, the third party informed Knight that it was no longer interested in an acquisition of the entire Company but subsequently agreed to participate in the preferred stock investment.

2.	The following is added to the first paragraph of the Background of the Mergers section on page 94 of the Proxy Statement, after the sentence being added in Supplemental Disclosure 1, above:

Following the August 1, 2012 trading loss and prior to the $400 million sale of convertible preferred stock, Knight received preliminary indications of interest from multiple third parties regarding a variety of potential transactions. In approximately eight instances, the third party expressed a preliminary interest in having discussions that might lead to an acquisition of the entire Company. One of the third parties that expressed such a preliminary interest was GETCO. None of these indications of interest developed into a definitive proposal in the period prior to the completion of the preferred stock sale.

3.	The following is added after the first sentence of the fourth paragraph on page 95 of the Proxy Statement:

By approximately mid-September 2012, both GETCO (through General Atlantic, LLC) and Company A preliminarily expressed to Mr. Joyce their desire to have him involved in some senior capacity in the company resulting from the respective proposed combinations, including potentially as a member of senior management and the board, but neither GETCO nor Company A discussed employment terms with Mr. Joyce at that time. Mr. Joyce was also informed that GETCO expected to put in place a new equity incentive plan in connection with the proposed merger that would be available for valuable employees of the combined company.

4.	The following is added after the third sentence of the fifth paragraph on page 95 of the Proxy Statement:

In addition, GETCO had indicated that it was contemplating having a nine (9) member board for the combined company comprised of 5 Knight designees (including Mr. Joyce) and 4 GETCO designees (designed to be roughly equivalent to the pro forma ownership split of the combined company under this proposal).

5.	The following is added after the current fourth sentence of the fifth paragraph on page 95 of the Proxy Statement:

In addition, Company A had indicated interest in having a ten (10) member board for the combined company comprised of 6 Company A designees and 4 Knight designees (including Mr. Joyce).

6.	The following new paragraph is added after the seventh paragraph on page 95 of the Proxy Statement:

On October 9, 2012, Knight entered into a formal retention agreement with Sandler O’Neill. The express terms of Sandler O’Neill’s engagement agreement with Knight provided that Sandler O’Neill would be entitled to receive a success fee in the amount of $5 million in the event that Knight consummated a strategic transaction with GETCO or Company A. It was the informal understanding of both Knight and Sandler O’Neill that Sandler O’Neill would be entitled to similar compensation in the event that Knight consummated a strategic transaction with a third party other than GETCO or Company A.

7.	The second sentence of the first paragraph on page 96 is modified as follows:

Representatives from Sandler O’Neill presented to the board its preliminary valuation analysis of each transaction based on the diligence conducted to date, and noted that Knight’s assessment of the potential synergies associated with each transaction was lower than the assessments of such synergies by GETCO and Company A.

8.	The following is added after the first sentence of the second paragraph on page 96 of the Proxy Statement:

GETCO and Knight’s disagreement over relative valuation included disagreement over the likelihood of achieving certain synergies and the resulting impact on the value of the stock of the combined company.

9.	The following is added after the third sentence of the third paragraph on page 96 of the Proxy Statement:

Company A and Knight’s disagreement over relative valuation included disagreement over the likelihood of achieving certain synergies and the resulting impact on the value of the stock of the combined company.

10.	The following two sentences are inserted before the last sentence of the third full paragraph on page 97:

GETCO had previously indicated to Mr. Joyce that it would want him to be involved in the resulting company in some senior capacity, and had specifically discussed the possibility that Mr. Joyce would hold the role of executive chairman of the combined company, although the parties did not make a final determination at that time as to which role Mr. Joyce might fill. At no time prior to the announcement of the proposed transaction did GETCO or Company A discuss with Mr. Joyce the terms of any employment or other relationship he might have with a respective resulting company. GETCO’s proposal indicated that Mr. Joyce would be offered the role of non-executive chairman of the resulting board.

11.	In the third full paragraph on page 98 of the Proxy Statement, the penultimate sentence is modified to read as follows:

In addition, following a conversation between Joyce and Coleman on December 12, during which Coleman informed Joyce that GETCO would make a revised proposal to acquire Knight that would contemplate Joyce becoming the executive chairman of the resulting company, GETCO’s revised proposal indicated that GETCO contemplated significant participation of Knight management in the combined company, including Mr. Joyce as Executive Chairman and Steve Bisgay, Knight’s Chief Operating Officer and Chief Financial Officer, as Chief Financial Officer of the combined company.

12.	The following new sentence is inserted after the second sentence in the first full paragraph on page 99:

Senior management’s presentation included projections for the Company that assumed that the stand-alone scenario would be pursued.

13.	The third-to-last sentence in the first full paragraph on page 99 is modified as follows:

Following an executive session discussion and deliberations, there was a strong consensus among the remaining Knight directors that it was in the best interest of Knight’s stockholders, and would maximize the value to its stockholders, to pursue a transaction with either GETCO or Company A and not to pursue the stand-alone Knight scenario. The Knight directors agreed that the stand-alone Knight scenario was subject to a high degree of execution risk and would require substantial time and management, financial and employee resources, and therefore there was substantial uncertainty as to whether management’s revised projections under the standalone scenario could be achieved.

14.	The following is added before the penultimate sentence of the first full paragraph on page 99 of the Proxy Statement:

Among other considerations, the Knight board of directors noted that pursuing the Knight stand-alone plan carried with it a number of execution risks, including those related to future market conditions, employee retention concerns, competitive environment, and potential regulatory changes.

15.	The following is added after the third sentence of the third paragraph on page 100 of the Proxy Statement:

For its analyses, Sandler O’Neill relied upon publicly available analyst estimates rather than management’s most current projections, which were prepared in connection with management’s Knight stand-alone plan. Sandler O’Neill relied on such publically available analyst estimates because the Knight board of directors already had determined not to pursue the Knight stand-alone plan the previous day, making management’s projections relating to that plan moot, and it was believed that the publicly available analyst estimates were the most reliable estimates reasonably available at that time.

16.	The following new paragraph is added after the second paragraph on page 101 of the Proxy Statement:

Following the announcement of the proposed transaction, Knight determined to increase the success fee payable to Sandler O’Neill in light of Sandler O’Neill’s extraordinary efforts and success in getting the two potential strategic partners to increase the value of their offers, multiple times, resulting in a transaction that the Board believed provides significant value to Knight’s stockholders. On December 20, 2012, Knight and Sandler O’Neill executed an amendment to Sandler O’Neill’s engagement agreement, which provided that Knight would pay Sandler O’Neill a total success fee of $7.5 million upon consummation of a transaction.

The Mergers — Knight’s Reasons for the Merger; Recommendation of the Knight Board of Directors

17.	The following is added as the second bullet on page 101 of the Proxy Statement:

•

while Knight and its financial advisors had not formally solicited indications of interest from other parties following the $400 million sale of convertible preferred stock, the Board’s view that the combination of Knight’s circumstances following the trading loss, Knight’s discussions with numerous counterparties during the period following the August 1 trading loss and prior to the announcement of the preferred stock sale, and the extensive publicity surrounding the proposals by GETCO and Company A (including GETCO’s Schedule 13D filing disclosing its November 28 proposal to acquire Knight), had effectively notified all potentially interested parties of the possibility of a strategic transaction, and because Knight had received no indications of interest from any other third party, the Board’s view that it would not be in Knight’s stockholders’ best interests to solicit any other third parties;

The Mergers — Opinion of Sandler O’Neill

18.	The first sentence of the second paragraph on page 104 of the Proxy Statement is modified as follows:

“By letter dated October 9, 2012, and an amended engagement letter dated December 20, 2012, Knight retained Sandler O’Neill to act as its financial advisor in connection with Knight’s consideration of a possible strategic transaction with either GETCO or Company A.”

19.	The following is added after the fourth sentence of the second full paragraph on page 106 of the Proxy Statement:

Sandler O’Neill was not directed to, and Sandler O’Neill did not, contact any alternative potential purchasers of Knight during the course of the negotiations with GETCO and Company A.

20.	The following table is inserted following the table at the bottom of page 107 of the Proxy Statement:

Market Data as of December 17, 2012

	% of 52 Week		EV / EBITDA		Price/	Price/Earnings		Dividend	Median	2013
Company Name	High (%)	Low (%)	2012 (x)	2013 (x)	TBV (x)	2012 (x)	2013 (x)	Yield (%)	LTGR (%)	PEG (x)
Goldman Sachs	95.9	142.1	NM	NM	0.92	10.4	9.7	1.6	12.0	0.8
Morgan Stanley	87.4	151.1	NM	NM	0.74	21.8	9.3	1.1	7.5	1.2
MarketAxess	88.4	128.3	11.6	10.0	NM	23.8	20.4	1.3	15.0	1.4
Interactive Brokers	85.9	115.5	5.9	4.7	1.13	16.3	13.6	2.7	12.5	1.1
BGC Partners	41.8	107.9	7.8	8.8	3.53	5.6	5.1	14.3	10.0	0.5
GFI Group	62.7	140.5	7.6	4.7	2.97	30.9	12.6	6.5	5.0	2.5
Investment Technology Group	77.3	128.5	1.7	1.3	1.08	NM	19.5	NA	NM	NA
CME Group	84.7	114.8	9.2	8.8	NM	17.1	15.4	3.5	13.2	1.2
IntercontinentalExchange	89.6	115.5	9.3	8.3	NM	16.9	14.9	NA	11.9	1.2
NYSE Euronext	75.7	106.3	8.3	7.3	NM	13.1	10.5	5.1	10.0	1.1
NASDAQ OMX Group	90.3	117.4	7.0	6.4	NM	10.0	8.9	2.1	12.1	0.7
CBOE Holdings	96.5	122.3	8.8	8.2	NM	18.1	16.2	2.0	10.7	1.5
Median	86.7	119.8	8.0	7.8	1.11	16.9	13.1	2.4	11.9	1.2

21.	The first sentence of the penultimate paragraph of page 108 of the Proxy Statement is modified as follows:

“The analysis assumes that Knight will perform in accordance with median analyst estimates for 2013 of earnings per share of $0.23 and 2014 of earnings per share of $0.29 and then in accordance with the median analyst long term growth rate of 8.0% thereafter.”

22.	The first sentence of the last paragraph of page 108 of the Proxy Statement is modified as follows:

To approximate the terminal value of Knight common stock at December 31, 2017, Sandler O’Neill applied price to forward earnings multiples of 8.0x to 13.0x and multiples of tangible book value ranging from 0.7x to 1.2x, which were ranges selected by Sandler O’Neill as reasonable deviations both up and down based on the range of trading multiples of the companies included in the Knight peer group analysis.”

23.	The following table is inserted following the table entitled “Peer Group Imputed Valuation Analysis” on page 110 of the Proxy Statement:

Market Data as of December 14, 2012

	EV / EBITDA		Price/	Price/Earnings
Company Name	2012 (x)	2013 (x)	TBV (x)	2012 (x)	2013 (x)
MarketAxess	11.1	9.5	NM	23.5	20.2
Interactive Brokers	5.9	4.7	1.1	16.0	13.4
Knight Capital Group, Inc.	6.3	5.6	1.0	NM	14.7
BGC Partners	7.8	8.8	3.5	5.5	5.0
GFI Group	7.4	4.5	2.9	30.4	13.2
Investment Technology Group	1.4	1.0	1.1	NM	19.0
Median	6.8	5.1	1.1	19.7	14.0
Mean	6.6	5.7	1.9	18.8	14.3

24.	The first sentence of the last paragraph on page 110 of the Proxy Statement is modified as follows:

“To approximate the terminal value of GETCO total equity at December 31, 2017, Sandler O’Neill applied price to forward earnings multiples of 8.0x to 13.0x and multiples of tangible book value ranging from 0.7x to 1.2x, which ranges were selected by Sandler O’Neill as reasonable deviations both up and down based on the median financial measures described in the GETCO peer group analysis.”

25.	The penultimate sentence of the second full paragraph in the section entitled “Miscellaneous” on page 113 is modified as follows:

During the past two years, Sandler O’Neill has provided, and received fees for providing, certain investment banking services to Knight for which it received customary compensation totaling approximately $13 million, an amount that includes the fee paid to Sandler O’Neill upon the delivery of its opinion regarding the fairness of the merger consideration.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any stockholder of Knight or GETCO. In connection with the Merger Agreement, KCG Holdings, Inc. (“KCG”) have filed with the SEC a Joint Proxy Statement of Knight and GETCO and a Prospectus of KCG (together with the Joint Proxy Statement, as amended, the “Joint Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KNIGHT, GETCO, KCG AND THE PROPOSED TRANSACTION. The Joint Proxy Statement / Prospectus, and other relevant materials, and any other documents filed by GETCO, KCG or Knight with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” Knight Capital Group, 545 Washington Boulevard, Jersey City, NJ 07310 in the case of Knight, or by accessing Knight’s website at www.knight.com under the heading “Investor Relations” and then under “SEC Filings.”

PARTICIPANTS IN THE SOLICITATION

GETCO, Knight and KCG and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Knight in connection with the proposed transaction. Information about Knight’s directors and executive officers is available in Knight’s Annual Report on Form 10-K/A, dated April 16, 2013. Other information regarding the participants and other persons who may be deemed participants and description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the Merger.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the pending strategic business combination of Knight and GETCO; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) Knight’s sale of its institutional fixed income sales and trading business; (iv) Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (v) changes in market structure, legislative, regulatory or financial reporting rules; (vi) past or future changes to organizational structure and management; and (vii) the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012 and in Knight’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and in other reports or documents Knight or KCG files with, or furnishes to, the SEC from time to time and those detailed in the Joint Proxy Statement / Prospectus under the heading “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors,” among others.

In addition to factors previously disclosed in Knight’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the mergers, including approval by Knight and GETCO stockholders, on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits; business disruption following the mergers; the inability to sustain revenue and earnings growth; customer and client actions; and the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC (included as Exhibit 2.1 to Knight’s Current Report on Form 8-K filed April 15, 2013, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Date: June 14, 2013	By:	/s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC (included as Exhibit 2.1 to Knight’s Current Report on Form 8-K filed April 15, 2013, and incorporated herein by reference).